UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): MAY 1, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: AMENDMENT TO THE EMPLOYMENT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2007, Atari, Inc. (the “Company”) and David Pierce, its President and Chief Executive Officer, entered into an Amendment to Employment Agreement, which amended the Employment Agreement, dated September 1, 2006, between the Company and Mr. Pierce (the “Amendment”). In the Amendment, Mr. Pierce agreed that if the Company pays, on or before May 15, 2007, bonuses to employees of the Company (excluding Mr. Pierce) in accordance with recommendations made by him to the Company’s Compensation Committee totaling approximately $250,000 with regard to the fiscal year ended March 31, 2007, the base salary to which Mr. Pierce will be entitled during the fiscal year ending March 31, 2008, will be reduced to the rate of $500,000 per year, not $600,000 per year, as provided in the Employment Agreement. Thereafter, Mr. Pierce’s base salary will be at the original rate of $600,000 per year. In the Amendment, the Company agreed to pay the recommended bonuses totaling approximately $250,000.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 1, 2007, 2007, the Company and David Pierce, its President and Chief Executive Officer, entered into an Amendment to Employment Agreement which amended the Employment Agreement dated September 1, 2006 between Company and Mr. Pierce. Information about that Amendment is contained under Item 1.01 in this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1.	Amendment to Employment Agreement dated May 1, 2007, 2007, between David Pierce and Atari, Inc.*

*	Exhibit indicated with a * symbol is a management contract or compensatory plan or arrangement.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Arturo Rodriguez
Arturo Rodriguez
Vice President and Controller

Date: May 2, 2007

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EXHIBIT INDEX

Exhibit No.	Description

10.1.	Amendment to Employment Agreement dated May 1, 2007, between David Pierce and Atari, Inc.*

*	Exhibit indicated with a * symbol is a management contract or compensatory plan or arrangement.